UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2008

Reliant Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Main Street, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 497-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01 Regulation FD Disclosure.

In this Current Report on Form 8-K (Form 8-K) and in the exhibit included as part of this report, "Reliant Energy" refers to Reliant Energy, Inc., and "we," "us" and "our" refer to Reliant Energy and its subsidiaries.

We are furnishing this Form 8-K in compliance with Section 10.06(h) of the First Supplemental Indenture (the "Indenture") and with Section 10.06(h) of our five Guarantee Agreements, all dated as of December 22, 2004 (the "Guarantee Agreements").

Under Section 10.06(h) of the Indenture and the Guarantee Agreements, note or bond holder consents are not required as one of the conditions to release the lien on the specified collateral on and after the date on which, as of the last day of two consecutive fiscal quarters (1) the consolidated leverage ratio was 2.75:1 or less and (2) the consolidated interest coverage ratio was 3.25:1 or more, subject to timely disclosure of the calculation of the ratios in a Form 8-K.

We met the ratios for the twelve months ended March 31 and June 30, 2008, and include the calculations of the ratios as of June 30, 2008 in Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

We furnish the following exhibit:

99.1 - Consolidated Interest Coverage Ratio & Consolidated Leverage Ratio for the Twelve Months Ended June 30, 2008

INFORMATION FURNISHED

The information in Item 7.01 and Exhibit 99.1 of this Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by Reliant Energy under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliant Energy, Inc.

August 28, 2008	By:	/s/ Thomas C. Livengood

Name: Thomas C. Livengood
Title: Senior Vice President and Controller

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Exhibit Index

Exhibit No.	Description

99.1	Consolidated Interest Coverage Ratio & Consolidated Leverage Ratio for the Twelve Months Ended June 30, 2008